EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to Annual Report of Wits Basin Precious Minerals Inc. (the “Company”) on Form 10-K for the year ending December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark D. Dacko the Chief Financial Officer of the Company, hereby certifies, pursuant to and for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Wits Basin Precious Minerals Inc.

Date: January 14, 2005	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer